SALEM COMMUNICATIONS CORPORATION
                                 AMENDMENT NO. 3

         AMENDMENT NO. 3 (this "AMENDMENT"), dated as of August 17, 2000, to the First Amended and Restated Credit Agreement, dated as of June 30, 1999, by and among SALEM COMMUNICATIONS CORPORATION, a Delaware corporation (the "BORROWER"), THE BANK OF NEW YORK, as administrative agent for the Lenders thereunder (in such capacity, the "ADMINISTRATIVE AGENT"), BANK OF AMERICA, N. A., as Documentation Agent, BANKBOSTON, N.A., FLEET BANK, N.A., and UNION BANK OF CALIFORNIA, N.A., as Co-Agents, and the Lenders party thereto, as amended by Amendment No. 1, dated as of August 11, 1999, and Amendment No. 2, dated as of February 14, 2000 (the "CREDIT AGREEMENT").

                                    RECITALS

         I. Except as otherwise provided herein, capitalized terms used herein which are not defined herein shall have the meanings set forth in the Credit Agreement.

         II. The Borrower has requested that the Administrative Agent and the Required Lenders amend the Credit Agreement upon the terms and conditions contained herein, and the Administrative Agent and the Required Lenders are willing to do so.

         Accordingly, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and pursuant to
Section 11.1 of the Credit Agreement, the parties hereto agree as follows:

         1. Section 8.7 of the Credit Agreement shall be amended by (i) replacing the period at the end of paragraph (a) with "; OR" and (ii) adding a new paragraph (b) as follows:

                  (b) subject to the second to the last paragraph of this
         Section 8.7, the Borrower may sell the KLTX-AM station to Hi-Favor Broadcasting, LLC, provided that (i) the aggregate gross consideration for which shall not be less than $29,500,000 and shall be payable in cash at closing (which consideration may be deposited with an intermediary in connection with the qualification of such sale as the first transaction in a like-kind exchange under Section 1031 of the Code, provided that such intermediary and all documentation executed and delivered in connection with such deposit shall be acceptable to the Administrative Agent, and provided further that the Borrower shall have granted to the Administrative Agent a first priority perfected security interest in and to all of the Borrower's right, title and interest in and to such deposit and all documentation executed and delivered in connection therewith pursuant to documentation in all respects satisfactory to the Administrative Agent), (ii) such sale shall be consummated by no later than August 25, 2000, and (iii) all other terms and provisions governing such sale shall be acceptable to the Administrative Agent.

         2. Section 8.7 of the Credit Agreement is further amended by replacing the two references to "8.7(A)" contained in the second to the last paragraph of
Section 8.7 with "8.7(A) OR 8.7(B)".

         3. Paragraphs 1-2 of this Amendment shall not become effective until the Administrative Agent shall have received:

                  (a) counterparts of this Amendment duly executed by the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Required Lenders; and

                  (b) a certificate, dated the date hereof, of the Secretary or an Assistant Secretary of each Loan Party attaching a true and complete copy of the resolutions of its Board of Directors or other authorizing documents and of all documents evidencing all necessary corporate or other action (in form and substance reasonably satisfactory to the Administrative Agent) taken by it to authorize this Amendment and the transactions contemplated hereby; and

                  (c) an opinion of counsel to the Borrower in form and substance satisfactory to the Administrative Agent.

         4. In all other respects the Credit Agreement and other Loan Documents shall remain in full force and effect.

         5. In order to induce the Administrative Agent and the Required Lenders to execute and deliver this Amendment, the Borrower and the Subsidiary Guarantors each (a) certifies that, immediately before and after giving effect to this Amendment, all representations and warranties contained in the Loan Documents to which it is a party shall be true and correct in all respects with the same effect as though such representations and warranties had been made on the date hereof, except as the context otherwise requires or as otherwise permitted by the Credit Agreement or this Amendment, (b) certifies that, immediately before and after giving effect to this Amendment, no Default or Event of Default shall exist under the Loan Documents, as amended, and (c) agrees to pay all of the reasonable fees and disbursements of counsel to the Administrative Agent incurred in connection with the preparation, negotiation and closing of this Amendment.

         6. Each of the Borrower and the Subsidiary Guarantors (a) reaffirms and admits the validity, enforceability and continuing effect of all Loan Documents to which it is a party, and its obligations thereunder, and (b) agrees and admits that as of the date hereof it has no valid defenses to or offsets against any of its obligations to any Credit Party under any Loan Document to which it is a party.

         7. This Amendment may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

         8. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.

         9. The parties have caused this Amendment to be duly executed as of the date first written above.

                              SALEM COMMUNICATIONS CORPORATION


                              By:   /S/ JONATHAN L. BLOCK
                              ----------------------------
                              Name:    JONATHAN L. BLOCK
                              ----------------------------
                              Title:   SECRETARY
                              ----------------------------

SALEM COMMUNICATIONS CORPORATION
AMENDMENT NO. 3

                              ATEP RADIO, INC.
                              BISON MEDIA, INC.
                              CARON BROADCASTING, INC.
                              CCM COMMUNICATIONS, INC.
                              COMMON GROUND BROADCASTING, INC.
                              GOLDEN GATE BROADCASTING COMPANY,
                                 INC.
                              INLAND RADIO, INC.
                              INSPIRATION MEDIA OF TEXAS, INC.
                              INSPIRATION MEDIA, INC.
                              KINGDOM DIRECT, INC.
                              NEW ENGLAND CONTINENTAL MEDIA, INC.
                              NEW INSPIRATION BROADCASTING
                                 COMPANY, INC.
                              OASIS RADIO, INC.
                              ONEPLACE, LTD.
                              PENNSYLVANIA MEDIA ASSOCIATES, INC.
                              RADIO 1210, INC
                              REACH SATELLITE NETWORK, INC.
                              SALEM MEDIA CORPORATION
                              SALEM MEDIA OF CALIFORNIA, INC.
                              SALEM MEDIA OF COLORADO, INC.
                              SALEM MEDIA OF GEORGIA, INC.
                              SALEM MEDIA OF HAWAII, INC.
                              SALEM MEDIA OF KENTUCKY, INC.
                              SALEM MEDIA OF OHIO, INC.
                              SALEM MEDIA OF OREGON, INC.
                              SALEM MEDIA OF PENNSYLVANIA, INC.
                              SALEM MEDIA OF VIRGINIA, INC.
                              SALEM MEDIA OF TEXAS, INC.
                              SALEM MUSIC NETWORK, INC.
                              SALEM RADIO NETWORK INCORPORATED
                              SALEM RADIO PROPERTIES, INC.
                              SALEM RADIO REPRESENTATIVES, INC.
                              SOUTH TEXAS BROADCASTING, INC.
                              SRN NEWS NETWORK, INC.
                              VISTA BROADCASTING, INC.


                              By:   /S/ JONATHAN L. BLOCK
                              ----------------------------
                              Name:    JONATHAN L. BLOCK
                              ----------------------------
                              Title:   SECRETARY
                              ----------------------------

SALEM COMMUNICATIONS CORPORATION
AMENDMENT NO. 3

                              THE BANK OF NEW YORK,
                              in its individual capacity
                              and as Administrative Agent


                              By:         /S/ STEPHEN M. NETTLER
                              ----------------------------------
                              Name:       STEPHEN M. NETTLER
                              ----------------------------------
                              Title:        VICE PRESIDENT
                              ----------------------------------

                              BANK OF AMERICA, N.A.
                              in its individual capacity and as
                              Documentation Agent


                              By:     /S/ DERRICK BELL
                              ----------------------------------
                              Name:   DERRICK BELL
                              ----------------------------------
                              Title:  VICE PRESIDENT
                              ----------------------------------

                              FLEET BANK, N.A.,
                                    in its individual capacity and as a
                                    Co-Agent

                              By:     /S/ SRBUI SEFERIAN
                              ----------------------------------
                              Name:   SRBUI SEFERIAN
                              ----------------------------------
                              Title:  ASSISTANT VICE PRESIDENT
                              ----------------------------------

                              UNION BANK OF CALIFORNIA, N.A.,
                              in its individual capacity and as a
                              Co-Agent


                              By:  /S/ MATTHEW H. FLEMING
                              ----------------------------------
                              Name: MATTHEW H. FLEMING
                              ----------------------------------
                              Title:  INVESTMENT BANKING OFFICER
                              ----------------------------------

                              THE BANK OF NOVA SCOTIA


                              By:   /S/ PAUL A. WEISSENBERGER
                              ----------------------------------
                              Name:   P.A. WEISSENBERGER
                              ----------------------------------
                              Title:  AUTHORIZED SIGNATORY
                              ----------------------------------

                               FIRST HAWAIIAN BANK


                              By:  /S/ TRAVIS RUETENIK
                              ----------------------------------
                              Name: TRAVIS RUETENIK
                              ----------------------------------
                              Title:  ASST. VICE PRESIDENT
                              ----------------------------------